Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Four Oaks Fincorp, Inc. and Subsidiary
Four Oaks, North Carolina


We consent to the incorporation by reference in this post-effective amendment No. 1 to Form S-8 of Four Oaks Fincorp, Inc. of our reports dated March 12, 2009 with respect to the consolidated financial statements of Four Oaks Fincorp, Inc. and Subsidiary, and the effectiveness of internal control over financial reporting, which reports appear in Four Oaks Fincorp, Inc. 2008 Annual Report on Form 10-K.


/s/ Dixon Hughes PLLC


Raleigh, North Carolina
September 29, 2009